                           SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /x/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement

/ / Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

/x/  Definitive Proxy Statement

/ /  Definitive Additional Materials

/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

         The Stanley Works (Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/ No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1)and 0-11.


(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4) Proposed maximum aggregate value of transaction:

(5) Total Fee paid:

/ / Fee paid previously with preliminary materials.

[LOGO OF STANLEY WORKS]

The Stanley Works

                                                 March 20, 2001

     Dear Fellow Shareowner:

     You are cordially invited to attend Stanley's Annual
     Meeting of Shareowners to be held at 9:30 a.m. on Wednesday, April 18, 2001, at the Renaissance Dallas
     Hotel, 2222 Stemmons Freeway, Dallas, Texas (see directions, inside back cover).

     At the meeting, management will report on Stanley's affairs and a discussion period will be provided for questions and comments.

     You will be asked at the meeting to elect directors and to approve Ernst & Young LLP as Stanley's independent auditors for 2001. You will also be asked to approve a Long-Term Incentive Plan.

     In the accompanying Proxy Statement your Board of Directors recommends that you vote "FOR" the proposals.

     The Board appreciates and encourages shareowner participation in Stanley's affairs. Whether or not you plan to attend the meeting, it is important that your shares be represented. PLEASE SIGN, DATE, AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED AT YOUR EARLIEST CONVENIENCE, OR REGISTER YOUR VOTE BY TELEPHONE OR THE INTERNET.

     Thank you for your cooperation.

                                        Very truly yours,

                                        John M. Trani
                                        Chairman and
                                        Chief Executive Officer

 The Stanley Works
--------------------------------------------------------------------------------
NOTICE OF ANNUAL MEETING OF SHAREOWNERS

                                                                  March 20, 2001

To the Shareowners:

The Annual Meeting of Shareowners of The Stanley Works will be held at the Renaissance Dallas Hotel, 2222 Stemmons Freeway, Dallas, Texas on Wednesday, April 18, 2001, at 9:30 a.m. for the following purposes:

  (1) To elect three directors.

  (2) To approve the 2001 Long-Term Incentive Plan.

  (3) To approve Ernst & Young LLP as independent auditors of the Corporation for the year 2001.

  (4) To transact such other business as may properly come before the meeting or any adjournment thereof.

Shareowners of record at the close of business on February 15, 2001 are entitled to vote at the meeting.

                                       Bruce H. Beatt
                                       Secretary

Important

WHETHER YOU OWN ONE SHARE OR MANY, PLEASE SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE POSTAGE PAID ENVELOPE PROVIDED, OR REGISTER YOUR VOTE BY TELEPHONE OR THE INTERNET

THE STANLEY WORKS
1000 Stanley Drive
New Britain, Connecticut 06053
Telephone (860) 225-5111

                                                                  March 20, 2001

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREOWNERS

APRIL 18, 2001

Stanley is sending you the accompanying proxy and this proxy statement on or about March 20, 2001.

Please sign, date, and mail the enclosed proxy in the envelope provided at your earliest convenience, or register your vote by telephone or the internet.

ELECTION OF DIRECTORS

At the 2001 annual meeting the shareowners will elect three directors. Stanley's Bylaws require all shareowner nominations to be made by proper notice given to the Corporation's Secretary not later than March 19, 2001. The nominations of the Board of Directors are set forth below. Those elected as directors will serve until the Annual Meeting of Shareowners indicated, and until the particular director's successor has been elected and qualified.

The Board recommends a vote FOR the nominees. If for any reason any nominee should not be a candidate for election at the time of the meeting, the proxies may be voted, in the discretion of those named as proxies, for a substitute nominee.

           INFORMATION CONCERNING NOMINEES FOR ELECTION AS DIRECTORS

                     TERMS EXPIRING AT 2004 ANNUAL MEETING

[PHOTO]

John G. Breen, retired, served as Chairman of The Sherman Williams Company; he had been Chief Executive Officer since 1979. He is a director of The Sherman Williams Company, National City Corporation, Goodyear Tire & Rubber Company, Mead Corporation, and Parker-Hannifin Corporation. He also is a Trustee of John Carroll University.

Mr. Breen, a director since July 2000, is a member of the Audit Committee and the Finance and Pension Committee. He is 66 years old and owns 849 shares.

           INFORMATION CONCERNING NOMINEES FOR ELECTION AS DIRECTORS

                     TERMS EXPIRING AT 2004 ANNUAL MEETING

[PHOTO]

John D. Opie, retired, served as Vice Chairman of the Board and Executive Officer of General Electric Company since 1995; he served as President and Chief Executive Officer of GE Lighting from 1986 to 1995 and also held other key leadership positions at GE from 1961. He is a director of Delphi Automotive Systems Corporation.

Mr. Opie, a director since July 2000, is a member of the Board Affairs Committee and the Compensation and Organization Committee. He is 63 years old and owns 2,677 shares.

[PHOTO]

Hugo E. Uyterhoeven, Timken Professor of Business Administration Emeritus, Graduate School of Business Administration, Harvard University, where he has been a member of the faculty since 1960. He is a director of Bombardier, Inc., Ecolab, Inc., and Harcourt General, Inc.

Professor Uyterhoeven has been a director since 1975 and is a member of the Compensation and Organization Committee and Chair of the Board Affairs Committee. He is 69 years old and owns 31,281 shares.

             INFORMATION CONCERNING DIRECTORS CONTINUING IN OFFICE

                     TERMS EXPIRING AT 2002 ANNUAL MEETING

[PHOTO]

Stillman B. Brown, Managing General Partner, Harcott Associates, since 1987. Formerly, he was Executive Vice President, Corporate Development of United Technologies Corporation where he was chief financial officer from 1979 until 1986. He is a life member of the Board of Regents of the University of Hartford and a regent of the University of California - Berkeley Foundation.

Mr. Brown has been a director since 1985. He is Chair of the Compensation and Organization Committee and a member of the Executive Committee and the Finance and Pension Committee. He is 67 years old and owns 50,500 shares.

[PHOTO]

Mannie L. Jackson, majority owner and Chairman of Harlem Globetrotters International, Inc., a division of MJA, Inc. He retired in 1995 as Senior Vice President Corporate Marketing and Corporate Administration of Honeywell Inc. after a 27 year career. He is a director of Ashland Inc., Jostens, Inc., and Reebok International Ltd.

Mr. Jackson, a director since 1995, is Chair of the Finance and Pension Committee and a member of the Audit Committee. He is 61 years old and owns 19,680 shares.

             INFORMATION CONCERNING DIRECTORS CONTINUING IN OFFICE

                     TERMS EXPIRING AT 2002 ANNUAL MEETING

[PHOTO]

Kathryn D. Wriston, trustee of the John A. Hartford Foundation, Practicing Law Institute, and The Northwestern Mutual Life Insurance Company. She is a director of HomePlace of America, Inc.

Mrs. Wriston, a director since 1996, is Chair of the Audit Committee and a member of the Board Affairs Committee and the Executive Committee. She is 62 years old and owns 19,500 shares.

             INFORMATION CONCERNING DIRECTORS CONTINUING IN OFFICE

                     TERMS EXPIRING AT 2003 ANNUAL MEETING

[PHOTO]

Eileen S. Kraus, retired. Served as Chairman, Fleet Bank, Connecticut, a subsidiary of Fleet Boston Financial, a position she held from 1995 to 2000. She had been President, Shawmut Bank Connecticut, N.A., and Vice Chairman of Shawmut National Corporation since 1992; Vice Chairman, Connecticut National Bank and Shawmut Bank, N.A. since 1990; and Executive Vice President of those institutions since 1987. She is Chairman of ConnectiCare Holding Company, Inc. and ConnectiCare, Inc., a director of Kaman Corporation, member of the advisory board of Yankee Energy System, Inc./Northeast Utilities System, and chairman of the advisory board of Iron Bridge Mezzanine Fund. She is also a Trustee of Mount Holyoke College.

Mrs. Kraus was elected a director in 1993 and is a member of the Audit Committee, the Executive Committee and the Compensation and Organization Committee. She is 62 years old and owns 20,866 shares.

[PHOTO]

John M. Trani, Chairman and Chief Executive Officer of Stanley. Mr. Trani joined the Corporation December 31, 1996 after an 18 year career with General Electric Company, the last 10 years as President and Chief Executive Officer of GE Medical Systems.

Mr. Trani is Chair of the Executive Committee. He is 56 years old and owns 1,840,343 shares.

BOARD INFORMATION

Meetings. The Board of Directors met seven times during 2000. The various Board committees met the number of times shown in parentheses: Executive (0), Audit
(7), Board Affairs (3), Finance and Pension (3), and Compensation and Organization (6). The members of the Board serve on the committees described in their biographical material on pages 1, 2, and 3. Each incumbent director had an attendance record of 75% or greater at meetings, including meetings of committees on which he or she served, except John D. Opie. Mr. Opie, who joined the Board in July of 2000, missed two meetings, both of which were held on the same day. It was understood and agreed at the time Mr. Opie became a member of the Board that he would be unavailable to attend those meetings.

Executive. The Executive Committee exercises all the powers of the Board of Directors during intervals between meetings of the Board; however, the Committee does not have the power to declare dividends or to do other things reserved by law to the Board.

Audit. The Audit Committee nominates the Corporation's independent auditing firm, reviews the scope of the audit, and approves in advance management consulting services, and reviews with the independent auditors and the internal auditors their activities and recommendations including their recommendations regarding internal controls. The Committee meets with the independent auditors, the internal auditors, and management, each of whom has direct and open access to the Committee. All members of the Audit Committee are independent (as independence is defined in Sections 303.01(B)(2)(a) and (3) of the NYSE's listing standards). Directors who are not Committee members may attend any of the Committee's meetings they wish to attend. The Audit Committee operates under a charter, a copy of which is set forth as Appendix A.

Board Affairs. The Board Affairs Committee makes recommendations to the Board as to board membership and considers names submitted to it in writing by shareowners. The Committee recommends directors for board committee membership and as committee chairs, and recommends director compensation. The Committee has taken the lead in articulating Stanley's corporate governance guidelines, preparing a director job description, establishing a procedure for evaluation of incumbent directors, and establishing a procedure for evaluating Board performance. The Committee also provides guidance on major issues in areas of corporate social responsibility and public affairs, and reviews and approves policy guidelines on charitable contributions.

Compensation and Organization. The Compensation and Organization Committee determines the compensation of executive officers and of non-officer senior executives. The Committee also administers the Corporation's executive compensation plans.

Finance and Pension. The Finance and Pension Committee advises in major areas concerning the finances of the Corporation and oversees the Corporation's administration of Stanley's pension plans.

Compensation. Stanley pays its directors who are not employees of the Corporation or any of its subsidiaries a $30,000 annual retainer. It also pays a fee of $1,500 for each Board of Directors meeting attended

($750 if attendance is by conference telephone) and a fee of $1,000 for each meeting of a committee of the Board of Directors ($200 if attendance is by conference telephone). Committee chairs receive an additional annual fee of $3,000. Non-employee directors may defer any or all of their fees in the form of Stanley shares or as cash accruing interest at the five-year treasury bill rate; a director is required to so defer in the form of Stanley shares so long as he or she owns fewer than 7,500 shares. It is anticipated that each non-employee director will annually receive a ten-year option to purchase 3,000 of the Corporation's shares at an exercise price equal to the fair market value of such shares at the date of grant.

SECURITY OWNERSHIP

No person or group, to the knowledge of the Corporation, owns beneficially more than five percent of the outstanding common shares, except as shown in this table. As of February 15, 2001, Citibank, N.A. owned of record 17.7% of the outstanding common shares as Trustee under the Corporation's ESOP for the benefit of the plan participants. The participants make the voting and disposition decisions for these shares.

--------------------------------------------------------------------------------

(1)
 Title
 of     (2) Name and address of        (3) Amount and nature of     (4) Percent
 class   beneficial owner               beneficial ownership         of class
------  -----------------------        ------------------------     -----------
Common
 Stock  Capital Research & Mgmt. Co.   7,730,000 shares/1/              9.0%
$2.50   333 South Hope Street          (power to dispose)
 par    Los Angeles, CA 90071
 value

Common
 Stock  FMR Corp.                      8,104,254 shares                 9.5%
$2.50   82 Devonshire Street           (4,492,426 power to vote)
 par    Boston, MA 02109               (8,104,254 power to dispose)
 value

Common
 Stock  T. Rowe Price Associates, Inc. 4,354,968 shares/2/              5.1%
$2.50   100 E. Pratt Street            (1,085,427 power to vote)
 par    Baltimore, MD 21202            (4,354,968 power to dispose)
 value

--------------------------------------------------------------------------------
/1/Washington Mutual Investors Fund, Inc., which is advised by Capital Research & Mgmt. Co., owns beneficially (with power to vote) 4,350,000 of these shares.

/2/These securities are owned by various individual and institutional investors for whom T. Rowe Price Associates, Inc. ("Price Associates") serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

With the exception of Mr. Trani, who owns beneficially 2.1% of the outstanding common shares, no director, nominee or executive officer owns more than 1% of the outstanding common shares. The executive officers and directors as a group own beneficially approximately 2.9% of the outstanding common shares, and Stanley estimates present and former employees (including executive officers) own approximately 33.4% of the outstanding common shares. The following table sets forth information as of February 15, 2001 with respect to the shareholdings of the directors, nominees, each of the executive officers named in the table on page 10, and all directors, nominees, and executive officers as a group (the beneficial owner of the shares shown for the most part has sole voting and sole investment power):

--------------------------------------------------------------------------------

                                              Common                   Percent
                                              Shares                   of Class
Name                                           Owned                    Owned
-------------------------------------------------------------------------------
John G. Breen .............................        849 (1) (2)            *
Stillman B. Brown .........................     50,500 (1)                *
Mannie L. Jackson .........................     19,680 (1) (2)            *
James G. Kaiser ...........................     28,707 (1) (2)            *
Eileen S. Kraus............................     20,866 (1) (2)            *
Kenneth O. Lewis...........................     61,343 (1) (3)            *
James M. Loree ............................    136,314 (1) (3) (4)        *
Donald R. McIlnay .........................         82 (3)                *
John D. Opie ..............................      2,677 (1) (2)            *
Paul W. Russo .............................     89,570 (1) (3)            *
John M. Trani .............................  1,840,343 (1) (3) (4)       2.1
Hugo E. Uyterhoeven .......................     31,281 (1) (2)            *
Kathryn D. Wriston ........................     19,500 (1)                *
Directors and executive officers as a group
 ..........................................  2,486,512 (1) (2) (3) (4)   2.9

  -----------------------------------------------------------------------------
* Less than 1%

(1) Includes shares which may be acquired by the exercise of stock options, as follows: Mr. Trani, 1,600,000; Mr. Lewis, 60,000; Mr. Loree, 50,000; Mr.
    Russo, 76,600, Mr. Uyterhoeven, 9,500; Mrs. Wriston, 8,500; each other non-employee director, 10,500; and all directors and executive officers as a group, 1,996,100.

(2) Includes the share accounts maintained by Stanley for those of its directors who have deferred their director fees, as follows: Mr. Breen, 849; Mr. Jackson, 6,980; Mr. Kaiser, 12,563; Mrs. Kraus, 10,141; Mr. Opie,
    677; Mr. Uyterhoeven, 19,881; and all directors and executive officers as a group, 51,091.

(3) Includes shares held as of February 15, 2001 under Stanley's savings plans, as follows: Mr. Trani, 24,881; Mr. Lewis, 600; Mr. Loree, 914; Mr. Mcllnay, 82; Mr. Russo, 8,162; and all directors and executive officers as a group, 46,584.

(4) Includes the share unit accounts maintained by Stanley, as follows: Mr. Trani, 200,000; Mr. Loree, 80,000; and all directors and executive officers as a group, 286,000.

AUDIT COMMITTEE REPORT

In connection with the December 30, 2000 financial statements, the Audit
Committee: (1) reviewed and discussed the audited financial statements with management; (2) discussed with the independent auditors the matters required to be discussed under Statement on Auditing Standards No. 61; (3) received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 and discussed with the independent auditors the independent auditors' independence. Based upon these reviews and in reliance upon these discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K filed with the SEC.

AUDIT COMMITTEE

Kathryn D. Wriston (Chair)
John G. Breen
Mannie L. Jackson
Eileen S. Kraus

EXECUTIVE COMPENSATION

Report of the Compensation and Organization Committee of the Board of Directors

The Compensation and Organization Committee of the Board of Directors is composed of four non-employee directors. The Committee determines the performance and award under the Management Incentive Compensation Plan ("MICP") for the chief executive officer and makes recommendations to the Board as to his salary (the Board then determines such salary). The Committee, itself, determines the salaries and MICP performance and awards for executive officers other than the CEO. The Committee also administers the long-term incentive plans and makes stock option grants.

Overview

In addition to providing the benefits under the Corporation's pension and savings plans generally provided to all salaried employees in the United States, Stanley has used a number of elements in compensating its executives: salary; annual incentives; long-term incentives; ten-year stock options; and share units. The Committee believes that this combination of elements results in a substantial portion of total compensation being at risk and appropriately relates to the achievement of increased shareowner value through profitable growth. With the exception of certain compensation payable to Mr. Trani under the terms of the employment agreement between him and Stanley, the Committee's general intent is to take appropriate steps so that the compensation other than salary paid to executive officers meets the requirements for "performance-based compensation" (including shareowner approval) and is therefore deductible for federal income tax purposes by Stanley under Section 162(m) of the Internal Revenue Code.

Salaries

Stanley regularly participates in a survey of salaries and overall compensation conducted by Hewitt Associates. Based on its 2000 survey, Hewitt has compared Stanley's salary and compensation packages with those of 55 manufacturing companies included in its survey, including 9 of those included in the Peer Group reflected in the line graph on page 16. From these survey data, salary ranges are established each year for all U.S. based executive positions. Actual base salary determinations are made on the basis of (a) these salary ranges,
(b) individual performance (as evaluated by the Committee in its discretion), and (c) other factors that the Committee deems relevant. The 2000 salary of Mr. Trani is above the median for these market survey data. The 2000 salaries of the other U.S. based executives named in the table on page 10 are at or above the median for their respective positions.

Annual Incentive

In 2000 the Committee used the MICP to compensate executives based on the Corporation's core net earnings, core net earnings per share, and core return on adjusted capital employed. The MICP provided for annual incentive awards to 112 selected key executives for 2000.

Long-Term Incentive

The 36-month goals established in 2000 under the 1997 Long-Term Incentive Plan provided goals of return on capital employed, core earnings per share over the period, and cash flow over the period.

Market Appreciation of the Corporation's Shares

The Committee uses stock options to compensate executives based on market appreciation of Stanley's shares, creating for executives an identity of interest with the Corporation's shareowners. The Committee plans to make annual stock option grants to its executive officers and certain other key employees, and to make occasional grants to other key employees. It is anticipated that the grants will be non-qualified stock options with a term of up to ten years and an exercise price equal to at least the fair market value of Stanley's common shares at the time of grant.

The Committee has established guidelines for minimum stock ownership. These guidelines provide that over a five-year period stock ownership will reach the following minimum levels, expressed as a multiple of base salary: five times for the chief executive officer; two times for the others appearing in the table on page 10, the other executive officers, and certain heads of product groups; and one time for all other participants in the Company's long-term incentive plans.

Conclusion

Through the programs described above, a very significant portion of the Corporation's executive compensation is linked directly to corporate performance and stock price appreciation. The Committee intends to continue the policy of linking executive compensation to corporate performance and returns to shareowners, recognizing that the ups and downs of the business cycle from time to time may result in an imbalance for a particular period.

COMPENSATION AND ORGANIZATION COMMITTEE

Stillman B. Brown (Chair)
Eileen S. Kraus
John D. Opie
Hugo E. Uyterhoeven

Summary Compensation Table
This table shows the compensation earned for service in all capacities (including director fees for Mr. Trani) during the last three fiscal years for Stanley's chief executive officer and its next four most-highly compensated executive officers.

                                                   LONG-TERM COMPENSATION
                                              ---------------------------------
                                ANNUAL
                             COMPENSATION             AWARDS           PAYOUTS
                          -----------------------------------------------------
        (a)          (b)     (c)       (d)        (f)         (g)        (h)        (i)
                                                             Shares
                                               Restricted  Underlying   LTIP     All Other
Name and                   Salary                Stock      Options    Payouts  Compensation
Principal Position   Year    ($)    Bonus ($) Award(s) ($)    (#)        ($)        ($)
--------------------------------------------------------------------------------------------

John M. Trani        2000 1,000,000 1,800,000          0   1,400,000          0   139,669
Chairman             1999   925,000 1,400,000          0     200,000  1,684,375    86,436
and CEO              1998   850,000   900,000          0     200,000          0   111,251

Kenneth O. Lewis     2000   258,750   130,000          0      60,000          0    15,080
Vice President,      1999   245,000   115,000          0      30,000    218,750    10,953
Marketing and        1998   235,833   115,000          0      20,000          0    31,212
Brand Development

James M. Loree       2000   331,250   260,000          0     100,000          0   130,850
VP Finance           1999   148,958   687,796  2,372,504     150,000          0    25,599
and CFO              1998        --        --         --          --         --        --

Donald R. McIlnay    2000   300,000   120,000          0      20,000          0     8,760
President, Consumer  1999    75,000    30,000          0     100,000          0     1,506
Sales Americas       1998        --        --         --          --         --        --

Paul W. Russo        2000   255,000   105,000          0      15,000          0    17,674
VP, Strategy and     1999   245,000   100,000          0      15,000          0    17,086
Development          1998   237,500   100,000          0      12,000          0    17,164

  -----------------------------------------------------------------------------
(a) Mr. Loree was elected VP Finance and CFO July 19, 1999. Mr. McIlnay was elected President, Consumer Sales Americas on October 4, 1999.

(d) In 1999, Mr. Loree's MICP was $225,000; the balance resulted from sign-on and make-whole payments in connection with his being hired.

(f) At the end of the year, Mr. Trani's aggregate restricted share units totaled 200,000 fully vested units on which dividend equivalents are paid, with a value, based on the year-end closing price of $31.1875, of $6,237,500. At the end of the year, Mr. Loree's aggregate restricted share units totaled 80,000 shares, 51,670 of which are vested, 17,670 vest in 2001, and 10,660 vest in 2002, and on which dividend equivalents are paid; they have a value, based on the year-end closing price of $31.1875 of $2,495,000.

Footnote to
Column (i) of Summary
Compensation Table

Consists of relocation expenses including gross up for taxes; company contributions to defined contribution plans (excluding contributions to the "cornerstone account" defined contribution plan, which will offset pension benefits described in the tables at the bottom of page 13 and on page 14), and life insurance premiums.

--------------------------------------------------------------------
                                     Defined
                        Relocation Contribution           Column (i)
Name               Year  Expenses     Plans     Insurance   Total
--------------------------------------------------------------------

John M. Trani      2000        0      83,562     56,107    139,669
                   1999        0      63,875     22,561     86,436
                   1998   32,350      61,250     17,651    111,251

Kenneth O. Lewis   2000        0       9,660      5,420     15,080
                   1999        0       5,717      5,236     10,953
                   1998   26,338           0      4,874     31,212

James M. Loree     2000  105,926      19,469      5,455    130,850
                   1999   17,311       2,833      5,455     25,599
                   1998       --          --         --         --

Donald R. McIlnay  2000        0           0      8,760      8,760
                   1999        0           0      1,506      1,506
                   1998       --          --         --         --

Paul W. Russo      2000        0      12,425      5,249     17,674
                   1999        0      12,083      5,003     17,086
                   1998        0      12,443      4,721     17,164

Option Grants in 2000

The stock options granted in 2000 were granted on October 19 and are not exercisable until the first anniversary of the date of grant. In addition, in connection with the renewal of his employment agreement, Mr. Trani received options covering 1,000,000 shares on April 26, 2000, exercisable on the second anniversary of the date of grant.

----------------------------------------------------------------------------------------------------
                                                                         Potential Realizable Value
                                                                         at Assumed Annual Rates of
                             Individual Grants                            Stock Price Appreciation
                                                                               for Option Term
----------------------------------------------------------------------------------------------------
                          Number of    % of Total
                           Shares       Options
                         Underlying    Granted to
                           Options     Employees    Exercise  Expiration
Name                     Granted (#) in Fiscal Year ($/Share)    Date         5%            10%
  (a)                        (b)          (c)          (d)       (e)          (f)           (g)
----------------------------------------------------------------------------------------------------
J.M. Trani                1,000,000      24.2%       30.125    12/31/09  $  18,945,450 $  48,011,492
                            400,000       9.7%       20.375    10/18/10      5,125,491    12,989,001
K.O. Lewis                   60,000       1.5%       20.375    10/18/10        768,823     1,948,350
J.M. Loree                  100,000       2.4%       20.375    10/18/10      1,286,372     3,247,250
D.R. McIlnay                 20,000        .5%       20.375    10/18/10        256,274       649,450
P.W. Russo                   15,000        .4%       20.375    10/18/10        192,205       487,087

All Shareowners
(based on market price
on October 19, 2000)             --        --            --          --  1,096,884,795 2,779,721,431

Named executive
officers' percentage of
realizable value gained
by all shareowners               --        --            --          --            .6%           .6%

--------------------------------------------------------------------------------

Aggregated Option Exercises in 2000 and 2000 Year-End Option Values

                                        Number of            Value of
                                    Shares Underlying      Unexercised
                                   Unexercised Options In-the-Money Options
                                   at Fiscal Year-End    at Fiscal Year-
                Shares                     (#)               End ($)
              Acquired on  Value
               Exercise   Realized    Exercisable/         Exercisable/
    Name          (#)       ($)       Unexercisable       Unexercisable
    (a)           (b)       (c)            (d)                 (e)
---------------------------------------------------------------------------
J.M. Trani          0       $ 0    1,600,000/1,400,000 $5,424,980/5,387,500

K.O. Lewis          0         0          60,000/60,000      242,810/648,750

J.M. Loree          0         0         50,000/200,000     76,560/1,234,370

D.R. McIlnay        0         0              0/120,000            0/652,500

P.W. Russo          0         0          76,600/15,000      348,242/162,188

Retirement Benefits

Employees in the United States are generally eligible to retire with unreduced pension benefits at age 65. The following table shows the approximate annual pension generally provided to U.S. employees employed prior to July 1, 1997, including Messrs. Trani and Russo who have 11 years and 2 years of credited service, respectively. Stanley has determined no service accruals will be made under this pension plan after January 31, 1998; instead, the company makes contributions to a "cornerstone account" defined contribution plan. Pensions are paid monthly for life or as a lump sum (pension payments are guaranteed to total at least as much as the lump sum would have been). The amounts shown are in addition to any benefits the employee may be entitled to under Social Security and include amounts restored by Stanley's supplemental retirement plan. Covered compensation is salary and bonus, which in the case of Messrs. Trani and Russo are the amounts shown in columns (c) and (d) of the summary compensation table on page 10.

   Average Annual
  Compensation for                    Approximate Annual Pension
    the Highest 5                      Upon Retirement at Age 65
 Consecutive of the   -----------------------------------------------------------
    Last 10 Years     15 Years of 20 Years of 25 Years of 30 Years of 35 Years of
    of Employment       Service     Service     Service     Service     Service
 ------------------   ----------- ----------- ----------- ----------- -----------
  $ 400,000 ........   $ 75,887    $101,183    $126,478     $151,774    $177,070

    800,000 ........    155,297     207,063     258,828      310,594     362,360

  1,200,000 ........    234,707     312,943     391,178      469,414     547,650

  1,600,000 ........    314,117     418,823     523,528      628,234     732,940

  2,000,000 ........    393,527     524,703     655,878      787,054     918,230

  2,400,000 ........    472,937     630,583     788,228      945,874   1,103,520

  2,800,000 ........    552,347     736,463     920,578    1,104,694   1,288,810
---------------------------------------------------------------------------------

The following table shows the approximate annual pension provided to a number of executives including Messrs. Trani, Lewis, Loree, and Russo (who have credited years of service of 14 years, 3 years, 1 year and 5 years, respectively) under Stanley's executive retirement program (inclusive of the pension shown in the table above and inclusive of the "cornerstone account" defined contribution plan account balance) which provides unreduced benefits at age 60. Pensions are paid monthly for life or as a lump sum. The amounts shown include any benefits the employee may be entitled to under Social Security. Covered compensation is salary and bonus, which are the amounts shown in columns (c) and (d) of the summary compensation table on page 10.

  Average Annual                    Approximate Annual Pension
 Compensation for                    Upon Retirement at Age 60
  the Highest 36    -----------------------------------------------------------
    Consecutive     15 Years of 20 Years of 25 Years of 30 Years of 35 Years of
       Months         Service     Service     Service     Service     Service
 ----------------   ----------- ----------- ----------- ----------- -----------
 $ 400,000 ........  $140,000     $180,000    $200,000    $200,000    $200,000

   800,000 ........   280,000      360,000     400,000     400,000     400,000

 1,200,000 ........   420,000      540,000     600,000     600,000     600,000

 1,600,000 ........   560,000      720,000     800,000     800,000     800,000

 2,000,000 ........   700,000      900,000   1,000,000   1,000,000   1,000,000

 2,400,000 ........   840,000    1,080,000   1,200,000   1,200,000   1,200,000

 2,800,000 ........   980,000    1,260,000   1,400,000   1,400,000   1,400,000

--------------------------------------------------------------------------------

The following table shows the approximate minimum annual pension provided to Mr. Trani (who for these purposes is credited with 18 years of service as of his start at Stanley and therefore is deemed to have 22 credited years of service) under an enhanced retirement program provided to him which at age 60 provides benefits of 1.75% times years of service times average pay, with a maximum benefit at age 60 (March 15, 2005 after 26 and one-half years of deemed service) of 46.375% of average pay, less $83,280. The amounts shown are inclusive of the pension he would receive under the immediately preceding table (inclusive of the "cornerstone account" defined contribution plan account balance) and will only be paid if they yield a larger pension than the benefits shown in the immediately preceding table. The amounts shown are in addition to any benefits he may be entitled to under Social Security. Covered compensation is salary and bonus, i.e., the amounts shown in columns (c) and (d) of the summary compensation table on page 10.

  Average Annual                    Approximate Annual Pension
 Compensation for                    Upon Retirement at Age 60
  the Highest 36    -----------------------------------------------------------
    Consecutive     15 Years of 20 Years of 25 Years of 30 Years of 35 Years of
       Months         Service     Service     Service     Service     Service
 ----------------   ----------- ----------- ----------- ----------- -----------
 $ 400,000 ........  $105,000    $140,000     $175,000    $210,000    $245,000

   800,000 ........   210,000     280,000      350,000     420,000     490,000

 1,200,000 ........   315,000     420,000      525,000     630,000     735,000

 1,600,000 ........   420,000     560,000      700,000     840,000     980,000

 2,000,000 ........   525,000     700,000      875,000   1,050,000   1,225,000

 2,400,000 ........   630,000     840,000    1,050,000   1,260,000   1,470,000

 2,800,000 ........   735,000     980,000    1,225,000   1,470,000   1,715,000

--------------------------------------------------------------------------------

Supplemental Pension Plan
                                                                              5

Stanley's defined benefit retirement plan and savings plan are "qualified" plans under the Internal Revenue Code and, accordingly, are subject to certain limitations of benefits which apply to "qualified" plans in general. Stanley's supplemental retirement and savings plan for salaried employees restores these benefits on a non-qualified basis.


Executive Officer Agreements

Mr. Trani and Stanley entered into a three-year contract as of January 1, 2000 (subject to one-year renewals) providing for him to be paid an annual salary of $1,000,000 in 2000 and an annual base salary at a rate determined by the Board for subsequent periods; for him to participate in the Company's annual bonus plan and to receive, for the Company's 2000 fiscal year, a bonus in the range of 90% to 270% of his salary (assuming the Company achieved its targeted performance); for him to receive a stock option grant covering one million shares; and for him to receive additional stock option, share unit and/or other equity-based awards as determined by the Compensation and Organization Committee or the Board. Stanley's executive officers other than Mr. Trani have agreements with Stanley, which become effective only in the event of a change in control of the Corporation, providing for payments of up to two years' compensation in certain cases in the event of the officer's resignation or involuntary termination. In addition, Mr. Russo and Stanley have agreed that in the event of his termination under certain circumstances prior to April 17, 2001 Stanley will continue his compensation for 12 months.

Comparison of 5 Years' Cumulative Total Return Among The Stanley Works, S&P 500 Index and Peer Group

Set forth below is a line graph comparing the yearly percentage change in the Corporation's cumulative total shareowner return for the last five years to that of the Standard & Poor's 500 Stock Index (an index made up of 500 corporations including Stanley) and the Peer Group. The Peer Group is a group of 12 companies, including Stanley, that serve the same markets Stanley serves and many of which compete with one or more product lines of Stanley. Total return assumes reinvestment of dividends.


                               The Stanley Works
                 Comparison of 5 Year Cumulative Total Return

                                    [GRAPH]

                            Stanley      S&P 500      Peer Group
              End 1995      $100.00      $100.00       $100.00
              End 1996       108.24       120.26        120.48
              End 1997       192.71       157.56        156.21
              End 1998       115.73       199.57        162.57
              End 1999       128.62       238.54        147.70
              End 2000       138.01       214.36        134.46


The points in the above table are as follows:

              end     end     end     end     end     end
             1995    1996    1997    1998    1999    2000

Stanley     $100.00 $108.24 $192.71 $115.73 $128.62 $138.01

S&P 500      100.00  120.26  157.56  199.57  238.54  214.36

Peer Group   100.00  120.48  156.21  162.57  147.70  134.46

Assumes $100 invested on December 31, 1995 in Stanley's common stock, S&P 500 Index and the Peer Group. The Peer Group now consists of the following
12 corporations: Armstrong World Industries, Inc., The Black & Decker Corporation, Cooper Industries, Inc., Danaher Corporation, Illinois Tool Works Inc., Ingersoll-Rand Company, Masco Corporation, Newell Rubbermaid Inc., Pentair, Inc., Snap-On Incorporated, The Sherwin-Williams Company and The Stanley Works. One company included in the Peer Group last year, Shaw Industries, Inc., is no longer in the Peer Group due to its acquisition by another company.

APPROVAL OF THE STANLEY WORKS 2001 LONG-TERM INCENTIVE PLAN

The Board adopted The Stanley Works 2001 Long-Term Incentive Plan on January 25, 2001 (the "2001 Plan"), and is recommending that shareowners approve the 2001 Plan at the Annual Meeting. The 2001 Plan provides for incentive and other awards that are designed to provide appropriate incentives and rewards to key employees and certain other individuals who are contributing to Stanley's future success and prosperity, thus enhancing the value of Stanley for its shareowners and enabling Stanley to attract and retain exceptionally qualified individuals upon whom, in large measure, the continued progress, growth and profitability of Stanley depend.

The 2001 Plan permits the granting of (1) stock options, including incentive stock options ("ISOs") entitling the optionee to favorable tax treatment under
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), (2) stock appreciation rights ("SARs"), (3) restricted stock and restricted stock units ("RSUs"), (4) performance awards, (5) dividend equivalents, and (6) other awards valued in whole or in part by reference to or otherwise based on Stanley common stock ("Other Stock-based Awards"). Under the 2001 Plan, awards may be granted until January 24, 2011 to the approximately 6,000 salaried employees of Stanley and its subsidiaries and other affiliates in which Stanley has a significant equity interest and certain other individuals.

The Board has authorized the issuance of ten million shares of Stanley common stock (11.7% of the total shares outstanding on February 15, 2001) in connection with awards pursuant to the 2001 Plan. No more than one million of those shares are available for the exercise of ISOs. In addition, no more than one million shares are available for the granting of restricted stock and RSUs. The number of shares with respect to which options and SARs may be granted under the 2001 Plan to any individual participant in any three-year period during the term of the 2001 Plan shall not exceed four million shares.

The 2001 Plan is administered by the Compensation and Organization Committee of the Board (the "Committee"), which is constituted in compliance with applicable rules and regulations issued under the federal securities laws and the Internal Revenue Code. (See the description of the Compensation and Organization Committee on page 4.) The Committee may select eligible employees to whom awards are granted, determine the types of awards to be granted and the number of shares covered by awards and set the terms and conditions of awards. The Committee's determinations and interpretations under the 2001 Plan will be binding on all interested parties. The Committee may delegate to officers or managers of Stanley certain authority with respect to the granting, cancellation and modification of awards other than awards to executive officers of Stanley. The Board may amend, suspend or terminate the 2001 Plan, including amendments that might increase the cost of the 2001 Plan to Stanley, provided that shareowner approval must generally be obtained for any amendment that would increase the number of shares available for awards or permit the granting of options, SARs or other stock-based awards including rights to purchase shares at prices below fair market value at the date of the grant of the award, other than as described below.

Awards may provide that upon exercise the participant will receive cash, stock, other securities, other awards, other property, or any combination thereof, as the Committee shall determine, and shall be payable (or exercisable) based upon the achievement of such performance goals during such performance periods as the Committee shall establish. The exercise price per share under any stock option, the grant price of any SAR, and the purchase price of any security that may be purchased under any stock-based award shall not be less than the fair market value of the stock or other security on the date of the grant of such option, SAR or other right, or, if the Committee so determines, in the case of certain awards retroactively granted in tandem with or in substitution for other awards under the 2001 Plan or for any outstanding awards granted under any other Stanley plan, on the date of grant of such other awards. Any exercise or purchase price may be paid, as determined by the Committee, in cash, shares, other awards, other property, or any combination thereof.

A participant granted an option is entitled to purchase a specified number of shares during a specified term at a fixed price, affording the participant an opportunity to benefit from appreciation in the market price of Stanley stock from the date of grant. A participant granted an SAR is entitled to receive the excess of the fair market value (calculated as of the exercise date or, if the Committee so determines in the case of an SAR not related to an ISO, as of any time during a specified period before or after the exercise date) of a share of Stanley stock over the grant price of the SAR.

Restricted stock and RSUs are subject to a risk of forfeiture upon certain kinds of employment terminations, as determined by the Committee, during a restricted period specified by the Committee. Both restricted stock and RSUs may be subject to restrictions imposed by the Committee, including limitations on the right to vote shares of restricted stock and to receive dividends; such restrictions may lapse separately or in combination, in installments or otherwise, as the Committee deems appropriate.

Dividend equivalents represent rights to receive payments equivalent to dividends or interest with respect to a specified number of shares; the Committee may provide that such amounts shall be deemed to have been reinvested in additional shares or otherwise reinvested. Other Stock-Based Awards are other awards denominated or payable in, valued by reference to, or otherwise based on or related to shares of Stanley stock; virtually all of the terms and conditions of such awards are established by the Committee.

Awards are generally not transferable other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order. The Committee may, however, grant non-qualified stock options that are transferable to the participant's immediate family members or to trusts or partnerships for such family members.

All shares available for granting awards in any year that are not used will be available for use in subsequent years. If any shares subject to any award under the 2001 Plan or under certain previous plans are forfeited, or if any such award terminates without the delivery of shares or other consideration, the shares previously used or reserved for such awards will be available for future awards under the 2001 Plan. If another company is acquired by Stanley or a Stanley affiliate, any awards made and any Stanley shares delivered upon the assumption of or in substitution for outstanding grants made by the acquired company may be deemed to be granted under the 2001 Plan but, except for grants to persons who become executive officers of Stanley, would not decrease the number of shares available for grant under the 2001 Plan.

The Committee may adjust the number and type of shares that may be made the subject of new awards or are then subject to outstanding awards and other award terms, and may provide for a cash payment to a participant relating to an outstanding award, or may adjust the number and type of shares which may be subject to ISOs and which constitute the three-year, per-participant limitations on options and SARs, in the event of a stock split, stock dividend, or other extraordinary corporate event. The Committee is also authorized, for similar purposes, to make adjustments in performance award criteria or in the terms and conditions of other awards in recognition of unusual or nonrecurring events affecting Stanley or its financial statements or of changes in applicable laws, regulations or accounting principles.

The awards that may be granted under the 2001 Plan during 2001 cannot presently be determined. Nothing in the 2001 Plan prevents Stanley or any Stanley affiliate from adopting or continuing other or additional compensation arrangements.

The following is a general summary of the current Federal income tax consequences relating to Plan awards. The grant of an option or SAR will create no tax consequences for the participant or Stanley. A participant will have no taxable income upon exercise of an ISO, except that the alternative minimum tax may apply. Upon exercise of an option other than an ISO, a participant generally must recognize ordinary income equal to the fair market value of the shares acquired minus the exercise price. Upon a disposition of shares acquired by exercise of an ISO before the end of the applicable ISO holding periods, the participant generally must recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise minus the exercise price or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price. Otherwise, a participant's disposition of shares acquired upon the exercise of an option (including an ISO for which the ISO holding periods are met) generally will result in only capital gain or loss. Other awards under the 2001 Plan, including nonqualified options and SARs, generally will result in ordinary income to the participant at the later of the time of delivery of cash, shares, or other property, or the time that either the risk of forfeiture or restriction on transferability lapses on previously delivered cash, shares, or other property. Except as discussed below, Stanley generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option, SAR, or other award, but will be entitled to no tax deduction relating to amounts that represent a capital gain to a participant. Thus, Stanley will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the ISO holding periods.

The foregoing general tax discussion is intended for the information of shareowners considering how to vote with respect to this proposal and not as tax guidance to participants in the 2001 Plan. Different tax rules may apply to specific participants and transactions under the 2001 Plan.

Any outstanding options and SARs will become immediately exercisable and all restrictions applicable to restricted stock and restricted stock units will lapse automatically upon a "change in control" of Stanley (as defined in the Plan). In the event of a "change in control," grantees will also have the right for a period of 30 days following a "change in control" to require Stanley to purchase such options, SARs, restricted stock and restricted stock units for cash at the Option Acceleration Price or the Restricted Stock Acceleration Price (as those terms are defined in the Plan), as the case may be.

The Board of Directors believes the Plan's "change in control" provisions will benefit Stanley and its shareowners by encouraging continued employment with Stanley despite takeover threats that potentially could deprive Plan participants of their benefits thereunder. These "change in control" provisions, however, may deter certain mergers, tender offers, proxy contests, or other takeover attempts.

The Board of Directors recommends a vote FOR approval of the 2001 Long-Term Incentive Plan. The Plan is set forth in its entirety as Appendix B hereto.

INDEPENDENT AUDITORS

Approval of Independent Auditors

The third item of business to be considered is the approval of independent auditors for the Corporation for the 2001 fiscal year. Subject to the action of the shareowners at the Annual Meeting, the Board of Directors of the Corporation, on recommendation of the Audit Committee, has appointed Ernst & Young LLP, certified public accountants (Ernst & Young), as the independent auditors to audit the financial statements of the Corporation for the current fiscal year. The Board may appoint a new accounting firm at any time if it believes that such a change would be in the best interest of the Corporation and its shareowners. Ernst & Young and predecessor firms have been the Corporation's auditors for the last 57 years. Representatives of Ernst & Young will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

The Board of Directors recommends a vote FOR approving Ernst & Young LLP as independent auditors of the Corporation for the year 2001.

Fees of Independent Auditors

Audit Fees.  The aggregate fees billed by Ernst & Young to the

Corporation for professional services rendered for the audit of the Corporation's annual financial statements for 2000 and the reviews of the financial statements included in the Corporation's Forms 10-Q for 2000 ("Audit Services") was $1,000,000.

Financial Information Systems Design and Implementation Fees. There were no fees billed by Ernst & Young to the Corporation for professional services described in Paragraph (c) (4) (ii) of Rule 2-01 of Regulation S-X rendered by Ernst & Young for 2000 ("Financial Information Systems Design and
Implementation Services").

All Other Fees. The aggregate fees billed by Ernst & Young to the Corporation for services rendered by Ernst and Young, other than for Audit Services and Financial Information Systems Design and Implementation Services, was $2,200,000.

Audit Committee Consideration. The Audit Committee has considered whether the provision of non-audit services described above is compatible with maintaining Ernst & Young's independence.

OTHER MATTERS

Other Business

No business may be transacted at the meeting other than the business specified in the notice of the meeting, business properly brought before the meeting at the direction of the Board of Directors, and business properly brought before the meeting by a shareowner who has given notice to Stanley's Secretary received after January 19, 2001 and before February 18, 2001; no such notice has been received. Management does not know of any matters to be presented at the meeting other than the matters described in this proxy statement. If, however, other business is properly presented to the meeting, the proxy holders named in the accompanying proxy will vote the proxy in accordance with their best judgment.

Shareowner proposals for 2002

Shareowner proposals intended to be presented to Stanley's 2002 Annual Meeting must be received by the Secretary not later than November 12, 2001 for inclusion in the proxy statement and form of proxy relating to such meeting, and must be received after January 18, 2002 and before February 17, 2002 to otherwise be properly presented to the meeting.

Voting

Stanley has only one class of shares outstanding. The record date for determining the shareowners who are entitled to receive the meeting notice and to vote at the meeting is the close of business on February 15, 2001. As of February 15, 2001, 85,665,115 common shares of $2.50 par value were outstanding (exclusive of shares held in treasury).

Vote Required for Approval

Each outstanding share is entitled to one vote. The 3 nominees receiving the most votes cast will be elected directors; the favorable vote of a majority of the votes cast is required for approval of the 2001 Long-Term Incentive Plan, and for approval of Ernst & Young LLP. Under Connecticut law, broker non-votes and proxies marked as abstentions will not be counted as votes cast; accordingly, they will have no effect on the outcome of the matters voted on at the meeting.

Manner for Voting Proxies

You may revoke your proxy prior to the meeting by filing a proxy with a later date. If you attend the meeting, you may revoke your proxy at that time and vote in person. Your proxy will be voted as you direct, and, if you check the box on the proxy, your vote will be kept confidential under Stanley's policy on confidential voting.

If you sign your proxy but do not mark it, your proxy will be voted for election of the 3 nominees for director, for approval of the 2001 Long-Term Incentive Plan and for approval of Ernst & Young LLP as the independent auditors of the Corporation.

Telephone and Internet Voting

To vote by telephone, call toll-free on a touch-tone phone 1-877-PRX-VOTE (1-877-779-8683). Enter the control number located on your proxy card and follow the recorded instructions.

To vote by internet, go to the site http://www.eproxyvote.com/swk. Enter the control number located on your proxy card and follow the instructions provided.

Solicitation of Proxies

Your proxy is solicited on behalf of the Board of Directors. Stanley will solicit proxies by mail, telephone, other electronic means, and in person, and will pay all the expenses of the solicitation. Morrow & Co., Inc. may also solicit personally and by telephone; Stanley believes that the additional expense of Morrow's assistance will not exceed
$6,500. Stanley will reimburse brokerage houses and other custodians for their reasonable expenses in sending proxies and proxy material to beneficial owners.

     For the Board of Directors

     Bruce H. Beatt
     Secretary

                                   Appendix A

                               THE STANLEY WORKS
                            AUDIT COMMITTEE CHARTER

Oversight. The Audit Committee is a standing committee of the Board of Directors. Its primary function is to assist the Board in fulfilling its management oversight responsibilities by reviewing the establishment of accounting policies; preparation of financial statements; integrity of financial reporting; compliance with applicable laws, regulations and corporate policies; and significant findings of the internal and independent auditors. The Audit Committee performs this function by obtaining information and overseeing the internal control environment through an interactive process with the Company's senior management, internal audit staff and independent auditors.

Management and Independent Auditors. The primary responsibility of the Audit Committee is to provide oversight and its activities in no way supersede or alter the traditional roles of management and the independent auditors. The Company's management is responsible for the preparation, integrity and objectivity of the Company's financial statements and for determining the completeness and accuracy of the financial statements and whether they have been prepared in accordance with generally accepted accounting principles consistently applied and are free of material misstatement. It is the responsibility of the independent auditor to plan and conduct the audit and to express an opinion on whether such financial statements comply with generally accepted accounting principles. Management is also responsible for establishing and maintaining a system of internal controls that supports the financial and business environments and for conducting investigations, resolving disagreement, if any, with the Company's independent auditors, and assuring compliance with laws, regulations and the Company's Business Conduct Guidelines.

Organization; Meetings. The members of the Audit Committee shall be appointed by the Board and shall meet the independence and expertise requirements of the New York Stock Exchange. The Audit Committee shall meet a minimum of three times per year and shall report regularly to the Board. The Audit Committee shall meet at least annually with the chief financial officer, the Director of Internal Audit and the independent auditor in separate executive sessions. The Audit Committee shall have the authority to retain special legal, accounting or other consultants and to conduct special investigations. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent or internal auditor to attend a meeting or meet with any members of, or consultants to, the Audit Committee.

Responsibilities. The Audit Committee shall:

  Meet with the independent auditor prior to the audit to review the plan and scope of the audit; meet with management and the independent auditor to review the audited financial statements, including major issues and developments regarding financial reporting and accounting matters; and review the management letter prepared by the independent auditor and management's responses.

  Discuss with the independent auditor the matters required to be discussed on an annual or quarterly basis, as the case may be, under generally accepted auditing standards and any other applicable laws or regulations relating to the conduct of the audit.

  Meet periodically with management and the independent and internal auditors to review the adequacy of the Company's system of internal controls over financial reporting and the safeguarding of assets and review significant risk and control exposures and the steps being taken by management to monitor such exposures.

  Recommend to the Board the appointment of the independent auditor, subject to shareowner approval, which firm is ultimately accountable to the Audit Committee and the Board; approve the fees to be paid to the independent auditor; receive and review with the independent auditor periodic reports regarding the auditor's independence and, if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor; and evaluate the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

  Periodically review the audit plan, the internal audit department responsibilities, budget, resources, skills and staffing; concur in the appointment or replacement of the Director of Internal Audit; review at least annually a summary of audit findings prepared by the internal auditing department and management's responses.

  Review with the Company's General Counsel the Company's legal compliance, including the Business Conduct Guidelines and legal, regulatory or compliance matters that may have a material impact on the financial statements.

  Evaluate the adequacy of this Charter annually and recommend any changes to the Board for adoption.

  Perform any other oversight functions as requested by the Board.
24

                                   Appendix B

                               THE STANLEY WORKS
                         2001 LONG-TERM INCENTIVE PLAN

Section 1. Purpose

  The purposes of this Long-Term Incentive Plan (the "Plan") are to encourage selected salaried employees of The Stanley Works (together with any successor thereto, the "Company") and selected salaried employees and non-employee directors of its Affiliates (as defined below) to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of its shareowners, and to enhance the ability of the Company and its Affiliates to attract and retain exceptionally qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.

Section 2. Definitions

  As used in the Plan, the following terms shall have the meanings set forth below:

  (a) "Affiliate" shall mean (i) any entity that, directly or through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

  (b) "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, or Other Stock-Based Award granted under the Plan.

  (c) "Award Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Award granted under the Plan.

  (d) "Board of Directors" or "Board" shall mean the Board of Directors of the Company.

  (e) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

  (f) "Committee" shall mean the Compensation and Organization Committee of the Board.

  (g) "Dividend Equivalent" shall mean any right granted under Section 6(e) of the Plan.

  (h) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

  (i) "Fair Market Value" shall mean, with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee, and with respect to Shares, shall mean the mean average of the high and the low price of a Share as quoted on the New York Stock Exchange Composite Tape on the date as of which fair market value is to be determined or, if there is no trading of Shares on such date, such mean average of the high and the low price on the next preceding date on which there was such trading.

  (j) "Immediate family members" of a Participant shall mean the Participant's children, grandchildren and spouse.

  (k) "Incentive Stock Option" shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code, or any successor provision thereto.

  (l) "1997 Plan" shall mean the Company's 1997 Long-Term Incentive Plan.

  (m) "Non-Employee Director" shall mean any non-employee director of an Affiliate.

  (n) "Non-Qualified Stock Option" shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

  (o) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

  (p) "Other Stock-Based Award" shall mean any right granted under Section 6(f) of the Plan.

  (q) "Participant" shall mean a Salaried Employee or non-employee director designated to be granted an Award under the Plan.

  (r) "Performance Award" shall mean any Award granted under Section 6(d) of the Plan.

  (s) "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

  (t) "Released Securities" shall mean securities that were Restricted Securities with respect to which all applicable restrictions have expired, lapsed, or been waived.

  (u) "Restricted Securities" shall mean securities covered by Awards of Restricted Stock or other Awards under which issued and outstanding Shares are held subject to certain restrictions.

  (v) "Restricted Stock" shall mean any Share granted under Section 6(c) of the Plan.

  (w) "Restricted Stock Unit" shall mean any right granted under Section 6(c) of the Plan that is denominated in Shares.

  (x) "Salaried Employee" shall mean any salaried employee of the Company or of any Affiliate.

  (y) "Shares" shall mean shares of the common stock of the Company, par value $2.50 per share, and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 4(b) of the Plan.

  (z) "Stock Appreciation Right" shall mean any right granted under Section 6(b) of the Plan.

Section 3. Administration

  Except as otherwise provided herein, the Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by or with respect to which payments, rights, or other matters are to be calculated in connection with Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property, or canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended;
(vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee;
(vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any shareowner, and any employee of the Company or of any Affiliate.

Section 4. Shares Available for Awards

  (a) Shares Available. Subject to adjustment as provided in Section 4(b):

    (i) Calculation of Number of Shares Available. The number of Shares authorized to be issued in connection with the granting of Awards under the Plan is ten million (10,000,000). If any Shares covered by an Award granted under the Plan or by an award granted under the 1997 Plan, or to which such an Award or award relates, are forfeited, or if an Award or award otherwise terminates without the delivery of Shares or of other consideration, or if upon the termination of the 1997 Plan there are Shares remaining that were authorized for issuance under that Plan but with respect to which no awards have been granted, then the Shares covered by such Awards or award, or to which such Award or award relates, or the number of Shares otherwise counted against the aggregate number of Shares available under the Plan with respect to such Award or award, to the extent of any such forfeiture or termination, or which were authorized for issuance under the 1997 Plan but with respect to which no awards were granted as of the termination of the 1997 Plan shall again be, or shall become available for granting Awards under the Plan. Notwithstanding the foregoing but subject to adjustment as provided in Section 4(b), (A) no more than one million (1,000,000) Shares shall be cumulatively available for delivery pursuant to the exercise of Incentive Stock Options and (B) no more than one million (1,000,000) Shares shall be cumulatively available for granting as Restricted Stock or Restricted Stock Units.

    (ii) Accounting for Awards. For purposes of this Section 4,

          (A) if an Award (other than a Dividend Equivalent) is denominated in Shares, the number of Shares covered by such Award, or to which such Award relates, shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan; and

          (B) Dividend Equivalents and Awards not denominated in Shares shall be counted against the aggregate number of Shares available for granting Awards under the Plan, if at all, only in such amount and at such time as the Committee shall determine under procedures adopted by the Committee consistent with the purposes of the Plan; provided, however, that Awards that operate in tandem with (whether granted simultaneously with or at a different time from), or that are substituted for, other Awards or awards granted under the 1997 Plan may be counted or not counted under procedures adopted by the Committee in order to avoid double counting. Any Shares that are delivered by the Company, and any Awards that are granted by, or become obligations of, the Company through the assumption by the Company or an Affiliate of, or in substitution for, outstanding awards previously granted by an acquired company, shall not be counted against the Shares available for granting Awards under the Plan.

    (iii) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

  (b) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation split-up, spin-off, combination repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, (iii) the number and type of Shares (or other securities or property) specified as the annual per-participant limitation under
      Section 6(g)(vi), and (iv) the grant, purchase, or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code or any successor provision thereto; and provided further, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

Section 5. Eligibility

  Any Salaried Employee, including any officer or employee-director of the Company or of any Affiliate, and any Non-Employee Director, who is not a member of the Committee shall be eligible to be designated a Participant.

Section 6. Awards

  (a) Options. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

    (i) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than the Fair Market Value of a Share on the date of grant of such Option (or, if the Committee so determines, in the case of any Option retroactively granted in tandem with or in substitution for another Award or any outstanding award granted under any other plan of the Company, on the date of grant of such other Award or award).

    (ii) Option Term. The term of each Option shall be fixed by the Committee.

    (iii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms, including, without limitation, cash, Shares, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

    (iv) Incentive Stock Options. The terms of any Incentive Stock Option granted under the plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder. No Incentive Stock Option shall be granted to any Non-Employee Director who is not otherwise an employee of the Company or any of its Affiliates.

    (v) Transferability. An Option shall not be transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined in the Code, and, during the Participant's lifetime, shall be exercisable only by the Participant, except that the Committee may:

          (A) permit exercise, during the Participant's lifetime, by the Participant's guardian or legal representative; and

          (B) permit transfer, upon the Participant's death, to beneficiaries designated by the Participant in a manner authorized by the Committee, provided that the Committee determines that such exercise and such transfer are consonant with requirements for exemption from Section 16(b) of the Exchange Act and, with respect to an Incentive Stock Option, the requirements of Section 422(b)(5) of the Code; and

          (C) grant Non-Qualified Stock Options that are transferable, or amend outstanding Non-Qualified Stock Options to make them so transferable, without payment of consideration, to immediate family members of the Participant or to trusts or partnerships for such family members.

  (b) Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise or, if the Committee shall so determine in the case of any such right other than one related to any Incentive Stock Option, at any time during a specified period before or after the date of exercise over (ii) the grant price of the right as specified by the Committee, which shall not be less than the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right (or, if the Committee so determines, in the case of any Stock Appreciation Right retroactively granted in tandem with or in substitution for another Award or any outstanding award granted under any other plan of the Company, on the date of grant of such other Award or award). Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, methods of settlement, and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

  (c) Restricted Stock and Restricted Stock Units.

    (i) Issuance. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants.

    (ii) Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

    (iii) Registration. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

    (iv) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment (as determined under criteria established by the Committee) for any reason during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units still, in either case, subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be delivered to the holder of Restricted Stock promptly after such Restricted Stock shall become Released Securities.

  (d) Performance Awards. The Committee is hereby authorized to grant Performance Awards to Participants. Subject to the terms of the Plan and any applicable Award Agreement, a Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including without limitation, Restricted Stock), other securities, other Awards, or other property and (ii) shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Awards Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee.

  (e) Dividend Equivalents. The Committee is hereby authorized to grant to Participants Awards under which the holders thereof shall be entitled to receive payments equivalent to dividends or interest with respect to a number of Shares determined by the Committee, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Subject to the terms of the Plan and any applicable Awards Agreement, such Awards may have such terms and conditions as the Committee shall determine.

  (f) Other Stock-Based Awards. The Committee is hereby authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purposes of the Plan, provided, however, that such grants must comply with applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 6(f) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is granted (or, if the Committee so determines, in the case of any such purchase right retroactively granted in tandem with or in substitution for another Award or any outstanding award granted under any other plan of the Company, on the date of grant of such other Award or award).

  (g) General.

    (i) No Cash Consideration for Awards. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

    (ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any awards granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

    (iii) Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise, or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments.

    (iv) Limits on Transfer of Awards. Except as provided in Section 6(a) above regarding Options, no Award (other than Released Securities), and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participant otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined in the Code (or, in the case of an Award of Restricted Securities, to the Company); provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any property distributable, with respect to any Award upon the death of the Participant. Each Award, and each right under any Award, shall be exercisable, during the Participant's lifetime, only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative. No Award (other than Released Securities), and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

    (v) Terms of Awards. The Term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Incentive Stock Option exceed a period of ten years from the date of its grant.

    (vi) Per-Person Limitation on Options and SARs. The number of Shares with respect to which Options and SARs may be granted under the Plan to an individual Participant in any three-year period from January 24, 2001 through the end of the term shall not exceed 4,000,000 Shares, subject to adjustment as provided in Section 4(b).

    (vii) Share Certificates. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

    (viii) Maximum Payment Amount. The maximum fair market value of payments to any executive officer made in connection with any long-term performance awards (except for payments made in connection with Options or Stock Appreciation Rights) granted under the Plan shall not, during any three-year period, exceed two percent of Stanley's shareowners' equity as of the end of the year immediately preceding the commencement of such three-year period.

Section 7. Amendment and Termination

  Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

  (a) Amendments to the Plan. The Board of Directors of the Company may amend, alter, suspend, discontinue, or terminate the Plan, including, without limitation, any amendment, alteration, suspension, discontinuation, or termination that would impair the rights of any Participant, or any other holder or beneficiary of any Award theretofore granted, without the consent of any shareowner, Participant, other holder or beneficiary of an Award, or other Person; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the shareowners of the Company no such amendment, alteration, suspension, discontinuation, or termination shall be made that would:

    (i) increase the total number of Shares available for Awards under the Plan, except as provided in Section 4 hereof; or

    (ii) permit Options, Stock Appreciation Rights, or other Stock-Based Awards encompassing rights to purchase Shares to be granted with per Share grant, purchase, or exercise prices of less than the Fair Market Value of a Share on the date of grant thereof, except to the extent permitted under Sections 6(a), 6(b), or 6(f) hereof.

  (b) Adjustments of Awards Upon Certain Acquisitions. In the event the Company or any Affiliate shall assume outstanding employee awards or the right or obligation to make future such awards in connection with the acquisition of another business or another corporation or business entity, the Committee may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Awards as it shall deem appropriate in order to achieve reasonable comparability or other equitable relationship between the assumed awards and the Awards granted under the Plan as so adjusted.

  (c) Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits to be made available under the Plan.

  (d) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 8. General Provisions

  (a) No Rights to Awards. No Salaried Employee, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Salaried Employees, Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

  (b) Delegation. The Committee may delegate to one or more officers or managers of the Company or any Affiliate, or a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify, waive rights with respect to, alter, discontinue, suspend or terminate Awards held by, Salaried Employees who are not officers of the Company for purposes of Section 16 of the Exchange Act.

  (c) Withholding. The Company or any Affiliate shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan the amount (in cash, Shares, other securities, other Awards, or other property) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Awards or under the Plan and to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy all obligations for the payment of such taxes.

  (d) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

  (e) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

  (f) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Connecticut and applicable Federal law.

  (g) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

  (h) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

  (i) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

  (j) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 9. Change in Control

  (a) Upon the occurrence of a Change in Control (as hereinafter defined):

    (i) all Options and Stock Appreciation Rights, whether granted as performance awards or otherwise, shall become immediately exercisable in full for the remainder of their terms, and Grantees shall have the right to have the Company purchase all or any number of such Options or Stock Appreciation Rights for cash for a period of thirty (30) days following a Change in Control at the Option Acceleration Price (as hereinafter defined); and

    (ii) all restrictions applicable to all Restricted Stock and Restricted Stock Units, whether such Restricted Stock and Restricted Stock Units were granted as performance awards or otherwise, shall immediately lapse and have no effect, and Grantees shall have the right to have the Company purchase all or any number of such Restricted Stock Units and shares of Restricted Stock for cash for a period of thirty (30) days following a Change in Control at the

       Restricted Stock Acceleration Price (as hereinafter defined).

  (b)(i) The "Restricted Stock Acceleration Price" is the highest of the following on the date of a Change in Control:

         (A) the highest reported sales price of a share of the Common Stock within the sixty (60) days preceding the date of a Change in Control, as reported on any securities exchange upon which the Common Stock is listed,

         (B) the highest price of a share of the Common Stock reported in a
             Schedule 13D or an amendment thereto as paid within the sixty
             (60) days preceding the date of the Change in Control,

         (C) the highest tender offer price paid for a share of the Common Stock, and

         (D) any cash merger or similar price paid for a share of the Common Stock.

    (ii) The "Option Acceleration Price" is the excess of the Restricted Stock Acceleration Price over the exercise price of the award, except that for Incentive Stock Options, the Option Acceleration Price is limited to the spread between the Fair Market Value on the date of exercise and the option price.

  (c) A "Change in Control" is the occurrence of any one of the following events:

    (i) any "person," as such term is defined in Section 3(a)(9) and modified and used in Sections 13(d) and 14(d) of the Exchange Act (other than a Grantee, the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company (or of any subsidiary of the Company), or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities;

    (ii) during any period of two consecutive years individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), (iv) or (v) of this definition) whose election by the Board or nomination for election by the Company's shareowners was approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

    (iii) the shareowners of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 75% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (with the exceptions specified in clause (i) of this definition) acquires 25% or more of the combined voting power of the Company's then outstanding securities;

    (iv) the shareowners of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or

    (v) the Company consummates a merger, consolidation, stock dividend, stock split or combination, extraordinary cash dividend, exchange offer, issuer tender offer or other transaction effecting a recapitalization of the Company (or similar transaction) (the "Transaction") and, in connection with the Transaction, a Designated Downgrading occurs with respect to the unsecured general obligations of the Company (the "Securities"), as described below:

          (A) If the rating of the Securities by both Rating Agencies (defined hereinafter) on the date 60 days prior to the public announcement of the Transaction (a "Base Date") is equal to or higher than BBB Minus (as hereinafter defined), then a "Designated Downgrading" means that the rating of the Securities by either Rating Agency on the effective date of the Transaction (or, if later, the earliest date on which the rating shall reflect the effect of the Transaction) (as applicable, the "Transaction Date") is equal to or lower than BB Plus (as hereinafter defined); if the rating of the Securities by either Rating Agency on a Base Date is lower than BBB Minus, then a "Designated Downgrading" means that the rating of the Securities by either Rating Agency on the Transaction Date has decreased from the rating by such Rating Agency on the Base Date. In determining whether the rating of the Securities has decreased, a decrease of one gradation (+ and - for S&P and 1, 2 and 3 for Moody's, or the equivalent thereof by any substitute rating agency referred to below) shall be taken into account;

          (B) "Rating Agency" means either Standard & Poor's Corporation or its successor ("S&P") or Moody's Investor Service, Inc. or its successor ("Moody's");

          (C) "BBB Minus" means, with respect to ratings by S&P, a rating of BBB- and, with respect to ratings by Moody's, a rating of Baa3, or the equivalent thereof by any substitute agency referred to below;

          (D) "BB Plus" means, with respect to ratings by S&P, a rating of BB+ and, with respect to ratings by Moody's, a rating of BBB3, or the equivalent thereof by any substitute agency referred to below;

          (E) The Company shall take all reasonable action necessary to enable each of the Rating Agencies to provide a rating for the Securities, but, if either or both of the Rating Agencies shall not make such a rating available, a nationally-recognized investment banking firm shall select a nationally-recognized securities rating
36
             agency or two nationally-recognized securities rating agencies to act as substitute rating agency or substitute rating agencies, as the case may be.

Section 10. Effective Date of the Plan

  The Plan shall be effective as of January 25, 2001.

Section 11. Term of the Plan

  No Award shall be granted under the Plan after January 24, 2011. However, unless otherwise expressly provided in the plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, or adjust any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond such date.

Directions to Stanley's Annual Meeting of Shareowners

RENAISSANCE DALLAS HOTEL
2222 Stemmons Feeway,
Dallas, Texas 75207

                              [MAP OF DIRECTIONS]

FROM DALLAS FORT WORTH AIRPORT:

Take South Airport exit, 183 towards Dallas. 183 merges with I-35E (Stemmons Freeway) as you proceed southeast towards Dallas. Exit Wycliff Avenue. Turn left at light and go under freeway. Hotel is on the left.

FROM LOVE FIELD AIRPORT:

Exit Airport, turn right on Mockingbird (west) to I-35E. Take I-35E south towards downtown. Exit Wycliff Avenue. Turn left at light and go under freeway. Hotel is on the left.

                                                        [LOGO OF STANLEY WORKS]


                                                                      Notice of
                                                                 Annual Meeting
                                                                 of Shareowners
                                                                      and Proxy
                                                                      Statement



-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                         Meeting Date: April 18, 2001

                                                                     STWKS-PR01

                                THE STANLEY WORKS

                            PROXY FOR ANNUAL MEETING

                                 APRIL 18, 2001

The undersigned appoints Stillman B. Brown, Eileen S. Kraus, and John M. Trani, with full power of substitution, as proxies to act and vote on the signer's behalf at the Annual Meeting of Shareowners of THE STANLEY WORKS, and at any adjournments thereof, upon such business as may come before the meeting.

WHEN SIGNED AND RETURNED, THIS PROXY WILL BE VOTED AS DIRECTED BY THE SIGNER. IF SIGNED AND RETURNED WITH NO DIRECTION, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 and 3.

PLEASE VOTE, DATE, AND SIGN ON REVERSE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE, OR REGISTER YOUR VOTE IMMEDIATELY VIA PHONE OR INTERNET.

HAS YOUR ADDRESS CHANGED?                   DO YOU HAVE ANY COMMENTS?

-------------------------------  -------------------------------------
-------------------------------  -------------------------------------
-------------------------------  -------------------------------------

IF YOU HAVE NOTED EITHER AN ADDRESS CHANGE OR COMMENTS ABOVE, PLEASE BE SURE TO MARK THE APPROPRIATE BOX ON THE REVERSE SIDE OF THIS CARD.

                                 [STANLEY LOGO]

Dear Fellow Shareowner:

The Board of Directors appreciates and encourages shareowner participation in Stanley's affairs. Whether or not you plan to attend the meeting, it is important that your shares be represented. Accordingly, we request that you sign, date, and mail the enclosed proxy in the envelope provided at your earliest convenience or register your vote by telephone or the Internet.

Thank you for your cooperation.

Very truly yours,


John M. Trani
Chairman and Chief Executive Officer

/X/ PLEASE MARK VOTES
    AS IN THIS EXAMPLE

ITEM 1. To elect three Directors.
        Nominees:
                                   FOR All    WITH-   FOR ALL
                                   NOMINEES   HOLD    EXCEPT
        (01)John G. Breen            / /      / /      / /
        (02)John D. Opie             / /      / /      / /
        (03)Hugo E. Uyterhoeven      / /      / /      / /

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark the "For All Except" box and strike a line through the nominee's name. Your shares will be voted for the remaining nominee(s).

                                      FOR    AGAINST  ABSTAIN
ITEM 2. Approve the 2001 Long-Term
            Incentive Plan            / /     / /      / /

                                      FOR    AGAINST  ABSTAIN
ITEM 3. Approve Ernst & Young LLP
        as independent auditors       / /     / /      / /
        for the year 2001.

Please sign exactly as indicated   CONFIDENTIAL VOTING:
hereon.  When signing as attorney  MARK BOX AT RIGHT IF YOU WISH
executor, trustee, etc., please    THIS VOTE TO REMAIN
give full title as such. Date____  CONFIDENTIAL.         / /

----------Shareowner sign here     Mark box at right if an
----------Co-owner sign here       address change or comment has
                                   been noted on the reverse
                                   side of this card.     / /

                                   The Board of Directors recommends a vote FOR
                                   Items 1, 2 and 3.

   Vote by Telephone                   Vote by Internet
It's fast, convenient, and         It's fast, convenient, and your
immediate!                         vote is immediately confirmed
Call Toll-Free on a Touch-         and posted.
Tone Phone

Follow these four easy steps:      Follow these four easy steps:
1. Read the accompanying Proxy     1. Read the accompanying Proxy Statement
   Statement and Proxy Card.          and Proxy Card.

2. Call the toll-free number       2. Go to the Website
   1-877-PRX-VOTE(1-877-779-8683).    http://www.eproxyvote.com/swk
   There is NO CHARGE for this
   call.

3. Enter your Control Number       3. Enter your Control Number
   located on your Proxy Card.        located on your Proxy Card.

4. Follow the recorded             4. Follow the instructions
   instructions.                      provided.


Your vote is important!          Your vote is important!
Call 1-877-PRX-VOTE              Go to http:/www.eproxyvote.com/swk


Do not return your Proxy Card if you are voting by Telephone or Internet